Certification Pursuant to Rule 30a-2(b) under the 1940 Act and Section 906 of the

Sarbanes-Oxley Act

I, Joan A. Payden, Chairman and CEO of The Payden & Rygel Investment Group (the “Registrant”), certify that:

1.	The Form N-CSR of the Registrant (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: December 21, 2018	/s/ Joan A. Payden
Joan A. Payden, Chairman and CEO
(principal executive officer)

I, Brian W. Matthews, Vice President and Chief Financial Officer of The Payden & Rygel Investment Group (the “Registrant”), certify that:

1.	The Form N-CSR of the Registrant (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: December 21, 2018	/s/ Brian W. Matthews
Brian W. Matthews, Vice President and Chief
Financial Officer
(principal financial officer)